Exhibit 99.1

Black Diamond Reports Record First Quarter 2015 Results

- Q1 Sales up 13% to $50.3 Million; Gross Margin up 30 Basis Points to 37.8% -

SALT LAKE CITY, Utah – May 11, 2015 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leader of innovative active outdoor performance equipment and apparel, reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights vs. Same Year-Ago Quarter

•	Sales up 13% to a record $50.3 million (up 18% in constant currency)

•	Gross margin increased 30 basis points to 37.8% (up 290 basis points constant currency)

•	Adjusted EBITDA increased to $1.9 million from a loss of $2.2 million

•	Adjusted net income from continuing operations before non-cash items increased to $1.0 million or $0.03 per diluted share, compared to a loss of $2.6 million or $(0.08) per diluted share

First Quarter 2015 Financial Results

Sales in the first quarter of 2015 increased 13% to $50.3 million compared to $44.4 million in the same year-ago quarter. The increase was driven by increases across all product categories and geographic regions, which included growth of Black Diamond Apparel and the continued rollout of POC’s cycling product, including its new spring 2015 “Race Day” line and expanded assortment of eyewear. Excluding the impact of foreign exchange, sales grew 18%.

Gross margin in the first quarter of 2015 increased 30 basis points to 37.8% compared to 37.5% in the year-ago quarter, in spite of a 260 basis point headwind from foreign currency. Excluding the impact of foreign exchange, gross margin increased 290 basis points. The increase was due to both a favorable mix of higher margin products and higher margin channel mix, and reflects the margin enhancing activities contained in the Company’s strategic pivot following the sale of Gregory Mountain Products.

Selling, general and administrative expenses in the first quarter of 2015 decreased 8% to $19.2 million compared to $20.8 million in the year-ago quarter. The decrease is also attributable to actions outlined in the Company’s strategic pivot and the re-alignment of redundant operating platform resources following the sale of Gregory Mountain Products, as well as general optimization efforts across the organization.

Adjusted EBITDA in the first quarter of 2015 increased significantly to $1.9 million compared to a loss of $2.2 million in the year-ago quarter.

Net loss from continuing operations in the first quarter of 2015 was $1.7 million or $(0.05) per diluted share, compared to a loss $3.4 million or $(0.10) per diluted share in the year-ago quarter. Net loss from continuing operations in the first quarter of 2015 included $1.9 million of non-cash items, $0.5 million in restructuring costs and $0.3 million in transaction costs, compared to $0.8 million of non-cash items in the year-ago quarter.

Adjusted net income from continuing operations, which excludes these non-cash items, increased significantly to $1.0 million or $0.03 per diluted share in the first quarter of 2015, compared to an adjusted net loss from continuing operations of $2.6 million or $(0.08) per diluted share in the first quarter of 2014.

At March 31, 2015, cash and available-for-sale marketable securities totaled $36.8 million compared to $40.9 million at December 31, 2014. Total debt was $22.0 million at March 31, 2015, which includes $18.9 million of 5% subordinated notes due in 2017 and $3.0 million in a foreign seasonal working capital credit facility for POC, compared to $22.4 million at December 31, 2014.

Management Commentary

“Following a strong finish to 2014, our first quarter was highlighted by another quarter of double-digit sales growth, expanded gross margin and lower operating costs,” said Peter Metcalf, CEO of Black Diamond. “In fact, the first quarter marks the fourth consecutive quarter of double-digit currency neutral sales growth and third straight quarter of gross margin expansion. Black Diamond also grew in all of our major geographies.

“These results continue to be driven by the momentum in our Black Diamond Apparel and POC brands. Specifically, our apparel business benefited from a more complete seasonal collection, including the spring 2015 launch of our women’s line. POC continues to grow at a healthy double-digit rate, driven by strong at-once orders for both the snow and road bike product lines. We anticipate these fast-growing brands contributing significantly to our results in 2015.”

Exploration of Strategic Alternatives

As previously announced on March 16, 2015, Black Diamond has engaged the financial advisory firms Rothschild Inc. and Robert W. Baird & Co. to lead the exploration of a full range of strategic alternatives, including the sale of the Company’s Black Diamond Equipment (including PIEPS) and POC brands in two separate transactions. The Company has received a number of non-binding indications of interest with respect to each of its brands.

The Company anticipates that the results of the strategic review process will be known during the third quarter of 2015. Black Diamond does not intend to comment further regarding the strategic review process unless or until a specific transaction is approved by its board of directors or shareholders, the strategic review process is concluded, or it is otherwise determined that further disclosure is appropriate or required by law. The Company provides no assurance that the strategic review process will result in any completed transaction.

2015 Outlook

Black Diamond’s guidance for fiscal 2015 remains on track with sales expected to be approximately $208 million, which would represent an increase of approximately 8% from 2014 sales (an increase of 11% on a constant currency basis). The Company also expects gross margin in fiscal year 2015 to be approximately 40%.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $167 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2015 results.

Date: Monday, May 11, 2015

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-475-6890

International dial-in number: 1-913-312-0829

Conference ID: 1219616

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=114329 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 25, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 1219616

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the results of the Company’s review of strategic alternatives; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash	$26,843	$31,034
Marketable securities	9,944	9,902
Accounts receivable, less allowance for doubtful accounts of $798 and $724, respectively	35,617	38,734
Inventories	60,276	64,481
Prepaid and other current assets	10,364	6,111
Income tax receivable	5,561	5,333
Deferred income taxes	3,212	2,965
Total current assets	151,817	158,560

Property and equipment, net	13,647	13,760
Other intangible assets, net	22,727	24,912
Indefinite lived intangible assets	34,072	35,600
Goodwill	40,419	41,983
Deferred income taxes	36,387	37,877
Other long-term assets	2,406	2,821
Total assets	$301,475	$315,513

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,113	$28,639
Deferred income taxes	413	26
Current portion of long-term debt	3,011	3,875
Total current liabilities	24,537	32,540

Long-term debt	18,959	18,562
Deferred income taxes	4,120	5,076
Other long-term liabilities	2,186	2,142
Total liabilities	49,802	58,320

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,808 and 32,801 issued and 32,712 and 32,704 outstanding	3	3
Additional paid in capital	483,499	482,985
Accumulated deficit	(224,872)	(223,197)
Treasury stock, at cost	(186)	(186)
Accumulated other comprehensive loss	(6,771)	(2,412)
Total stockholders' equity	251,673	257,193
Total liabilities and stockholders' equity	$301,475	$315,513

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2015	March 31, 2014

Sales
Domestic sales	$20,879	$17,129
International sales	29,384	27,303
Total sales	50,263	44,432

Cost of goods sold	31,267	27,790
Gross profit	18,996	16,642

Operating expenses
Selling, general and administrative	19,157	20,813
Restructuring charge	468	-
Transaction costs	299	-

Total operating expenses	19,924	20,813

Operating loss	(928)	(4,171)

Other expense
Interest expense, net	(702)	(626)
Other, net	(251)	(127)

Total other expense, net	(953)	(753)

Loss before income tax	(1,881)	(4,924)
Income tax benefit	(206)	(1,522)
Loss from continuing operations	(1,675)	(3,402)

Discontinued operations, net of tax	-	2,075

Net loss	$(1,675)	$(1,327)

Loss from continuing operations per share:
Basic	$(0.05)	$(0.10)
Diluted	(0.05)	(0.10)

Net loss per share:
Basic	$(0.05)	$(0.04)
Diluted	(0.05)	(0.04)

Weighted average shares outstanding:
Basic	32,704	32,474
Diluted	32,704	32,474

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2015	Share	March 31, 2014	Share

Net loss from continuing operations	$(1,675)	$(0.05)	$(3,402)	$(0.10)

Amortization of intangibles	655	0.02	773	0.02
Depreciation	921	0.03	1,025	0.03
Accretion of note discount	364	0.01	317	0.01
Stock-based compensation	463	0.01	207	0.01
Income tax benefit	(206)	(0.01)	(1,522)	(0.05)
Cash (paid) received for income taxes	(252)	(0.01)	4	0.00

Net income (loss) from continuing operations before non-cash items	$270	$0.01	$(2,598)	$(0.08)

Restructuring charge	468	0.01	-	-
Transaction costs	299	0.01	-	-
State cash taxes on adjustments	(27)	(0.00)	-	-
AMT cash taxes on adjustments	(15)	(0.00)	-	-

Adjusted net income (loss) from continuing operations before non-cash items	$995	$0.03	$(2,598)	$(0.08)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	March 31, 2015	March 31, 2014

Net loss from continuing operations	$(1,675)	$(3,402)

Income tax benefit	(206)	(1,522)
Other, net	251	127
Interest expense, net	702	626

Operating loss	(928)	(4,171)

Depreciation	921	1,025
Amortization of intangibles	655	773

EBITDA	$648	$(2,373)

Restructuring charge	468	-
Transaction costs	299	-
Stock-based compensation	463	207

Adjusted EBITDA	$1,878	$(2,166)

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